UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2021

VIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39470	84-3235065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 South Milpitas Blvd.

Milpitas, California, 95035

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 263-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VIEW	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	VIEWW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

The information set forth below in Item 4.02 is hereby incorporated by reference in this Item 2.02.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported on August 16, 2021, the Audit Committee of the Board of Directors (the “Audit Committee”) of View, Inc. (“View” or the “Company”) commenced an independent investigation concerning the adequacy of the Company’s previously reported warranty accrual. The investigation is now substantially complete and the Audit Committee has made its findings. Specifically, the Audit Committee has concluded that (i) the Company’s previously reported liabilities associated with warranty-related obligations and the cost of revenue associated with the recognition of those liabilities were materially misstated, (ii) the Company’s now former Chief Financial Officer and certain former accounting staff negligently failed to properly record the liabilities for warranty-related obligations and cost of revenue, and (iii) the Company’s now former Chief Financial Officer and certain former accounting staff intentionally failed to disclose certain information to the Board of Directors and the Company’s independent registered public accounting firm, Pricewaterhouse Coopers LLP (“PwC”), regarding the applicable costs incurred and expected to be incurred in connection with the warranty-related obligations.

Furthermore, on November 3, 2021, the Audit Committee, after consultation with PwC, concluded that the following financial statements of the Company should no longer be relied upon and will require restatement: (a) the audited consolidated financial statements of View Operating Corporation (formerly known as View, Inc.) as of December 31, 2020 and 2019, and for the years then ended, (b) the unaudited condensed consolidated financial statements of View Operating Corporation as of September 30, 2020 and December 31, 2019, and for the nine months ended September 30, 2020 and 2019, (c) the unaudited pro forma condensed combined financial information of the Company as of December 31, 2020, and for the nine months then ended and for the twelve months ended March 31, 2020, and as of September 30, 2020 and for the six months then ended, and (d) the unaudited condensed consolidated financial statements of the Company as of March 31, 2021 and December 31, 2020 and for the three months ended March 31, 2021 and 2020. These financial statements are contained within one or more of the following filings with the Securities and Exchange Commission (the “SEC”): the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed on May 17, 2021, its Registration Statement on Form S-1 filed on April 7, 2021, its Current Report on Form 8-K filed on March 12, 2021, CF Finance Acquisition Corp. II’s Prospectus filed pursuant to Rule 424(b)(3) on February 16, 2021, and CF Finance Acquisition Corp. II’s Registration Statement on Form S-4 filed on December 23, 2020, as amended on January 26, 2021 and February 11, 2021.

The Company’s warranty-related obligations that were the subject of the Audit Committee investigation arise out of standard warranties that assure that the Company’s insulated glass units, or IGUs, will be free from defects in materials and workmanship generally for ten years. The Audit Committee, in consultation with management, concluded that the recorded liabilities associated with all of the Company’s warranty-related obligations and the associated cost of revenue were materially misstated because, when estimating these liabilities, the Company inappropriately excluded from these liabilities certain costs it intended to incur when replacing the IGUs. The Company has also determined that offsetting this misstatement was an overestimate in the estimated failure rates of the impacted IGUs. Subject to further review by management, the Company anticipates that when it finalizes and restates its historical financial statements, the corrected liabilities associated with its warranty-related obligations will be in the range of approximately $46 million to $70 million, $38 million to $55 million and $40 million to $58 million as of December 31, 2019, December 31, 2020 and March 31, 2021, respectively. These ranges reflect the Company’s estimates of its obligations over the course of the ten-year warranty periods, and are based on management judgments, statistical model and contemporaneous information. PwC has not to date performed any audit or review procedures on the investigation or management’s estimate of the restated liabilities for warranty-related obligations for any period.

As previously reported on August 16, 2021, given the pendency of the Audit Committee investigation, the Company was unable, without unreasonable effort or expense, to file its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2021 with the SEC. Because the Audit Committee’s investigation was only recently substantially completed, the Company also was not able to finalize its financial statements or its assessment of the effectiveness of its disclosure controls and procedures for the three and nine months ended September 30, 2021. As a result, the Company will be unable, without unreasonable effort or expense, to file its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2021 with the SEC within the prescribed time period.

The Company plans to file its Quarterly Reports for the second and third quarters of fiscal year 2021 and to issue its restated financial statements with the SEC as soon as practicable. To do so, the Company will complete its evaluation of the accounting for its warranty-related obligations and the adequacy of the models used to estimate the liabilities for the warranty-related obligations. Management is also continuing to assess the Company’s disclosure controls and procedures and internal control over financial reporting. Given the findings of the Audit Committee, the Company expects to report one or more additional material weaknesses, and will work to determine if any additional adjustments to the Company’s financial statements are required.

In light of the investigation findings, the Company will also be taking several remedial steps. The Board established the position of Executive Chair, to serve at the pleasure of the Board and to be filled by an individual with substantial public company experience, in order to assist the Chief Executive Officer and focus on strengthening the Company’s financial and accounting functions, including financial statement reporting. In addition, with the assistance of the Company’s principal accounting officer and an independent advisor, the Company will continue to evaluate the technical accounting capabilities and resources of the Company and identify any necessary enhancements and develop a comprehensive assessment of the Company’s financial reporting functions. The Company will also provide periodic training to members of the accounting and finance function on appropriate auditor communications, the identification of improper accounting behavior, and the various means available to employees to report potential instances of improper accounting and unethical activities in an anonymous manner without consequences. Further, with the assistance of an independent advisor, the Audit Committee will conduct a comprehensive review of the Company’s existing disclosure committee structure, practices and charter, and the adequacy of its internal controls and processes. In addition, the Company will create a position of Vice President for Internal Audit, who will report directly to the Audit Committee. The Company will continue to consider other remedial steps as appropriate.

The Audit Committee and management have discussed the matters disclosed in this Item 4.02 with PwC. The Company has also voluntarily reported this matter to the staff of the SEC and is cooperating with the staff’s inquiries, which seek, among other things, information about the accounting for the Company’s warranty-related obligations.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2021, Harold Hughes, previously Lead Independent Director and Chair of the Audit Committee, was appointed as Executive Chair of the Company. Given his extensive finance experience, Mr. Hughes will assist the Chief Executive Officer and focus on strengthening the Company’s accounting functions, including financial statement reporting. As Executive Chair, Mr. Hughes will be an employee of the Company and also function as the Company’s principal executive officer and Board Chair. Mr. Hughes, 75, has served as a board member of View since 2013. Mr. Hughes brings more than 30 years of experience in the high technology industry, including service as a corporate officer in major multi-national companies. He has extensive experience in driving global commercialization of innovative technology-oriented products and has held key leadership positions in pioneering technology companies and brings broad financial, operating and business strategy credentials to View’s board. Mr. Hughes served as a director of Rambus Inc., a chip interface company from 2003 to 2012 and as CEO and President from 2005 to 2012, providing the overall vision and operational leadership necessary to drive growth. Mr. Hughes started his career as a United States Army Officer before starting his private sector career at Intel. He held a variety of positions within Intel including treasurer, vice president of Intel Capital, chief financial officer and vice president of planning and logistics. Following his tenure at Intel, Mr. Hughes was the Chairman and CEO of Pandesic, LLC. He holds an MBA from the University of Michigan and a BA in Liberal Arts from the University of Wisconsin.

In connection with the internal investigation findings, Vidul Prakash resigned as Chief Financial Officer of the Company, effective November 8, 2021.

On November 8, 2021, Amy S. Reeves, currently the Company’s Controller and Chief Accounting Officer, was appointed as interim Chief Financial Officer and interim principal financial officer, effective November 8, 2021. Prior to joining the Company, Ms. Reeves, age 45, spent over 19 years at Wright Medical Group N.V. in various financial and accounting roles of increasing responsibility, most recently as Global Controller from 2019 until June 2021. Ms. Reeves holds a bachelor’s degree in accounting and a master’s degree in accounting from the University of Mississippi and is a Certified Public Accountant.

Item 8.01	Other Events.

On November 9, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.1 (the “Press Release”). All of the information in the Press Release is incorporated by reference herein. All such information is being furnished rather than “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Number Description

99.1	Press Release, dated November 9, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEW, INC.

By:	/s/ Bill Krause
Name:	Bill Krause
Title:	Senior Vice President, General Counsel & Secretary

Dated: November 9, 2021

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